UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2010

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 13, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Limelight Networks, Inc. (the “Company”) confirmed the targeted annual cash bonuses for the Company’s executive officers with respect to services performed in fiscal year 2009, which bonuses would be paid in 2010, under the Master Executive and Management Bonus Plan (the “Plan”). The Committee also confirmed that executive officer cash bonuses for fiscal year 2009 in connection with the Plan would be based upon the meeting of specified corporate performance goals, with 50% of the bonus target being based on revenue goals and 50% of the bonus target being based on other operating metrics.

On February 22, 2010, the Committee of the Board of the Company determined the annual cash bonuses for the Company’s executive officers with respect to services performed in fiscal year 2009 based upon the criteria of the Plan confirmed on May 13, 2009 and the Company’s financial results for fiscal year 2009 as follows:

Executive Officer	2009 Cash Bonus
Jeffrey W. Lunsford President, Chief Executive Officer and Chairman	$204,385
Nathan F. Raciborski Co-Founder, Chief Technical Officer and Director	$81,754
Michael M. Gordon Co-Founder and Chief Strategy Officer	$81,754
Douglas S. Lindroth Senior Vice President and Chief Financial Officer	$74,322
David M. Hatfield Senior Vice President of Worldwide Sales, Marketing and Services	$148,643

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 25, 2010	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary